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                            SCHEDULE 14A INFORMATION
                 REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (SUPPLEMENT NO. 3)

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
         (Revocation of Consent Statement)      Commission Only (as permitted
                                                by Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement
         (Revocation of Consent Statement)

     [X] Definitive Additional Materials

     [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transactions:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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[GREAT WESTERN LOGO]

                                                                  March 27, 1997

Dear Great Western Stockholder:

     In keeping with our commitment to keep you apprised of developments as events unfold, we are providing you with the attached Third Supplement to the Revocation of Consent Statement. Please read it carefully.

     Your Board of Directors, after careful consideration of H. F. Ahmanson & Company's request that Great Western provide information to and engage in negotiations or discussions with Ahmanson, has unanimously determined not to authorize such actions. Your Board fully appreciates its fiduciary responsibilities to its stockholders and will continue to act to fulfill such responsibilities.

     GREAT WESTERN REMAINS STRONGLY COMMITTED TO ITS STRATEGIC MERGER WITH WASHINGTON MUTUAL, INC. AND IS WORKING CLOSELY WITH WASHINGTON MUTUAL'S BOARD OF DIRECTORS TO MOVE FORWARD WITH THE MERGER. YOUR BOARD CONTINUES TO BELIEVE THAT THE WASHINGTON MUTUAL COMBINATION PROVIDES GREAT WESTERN STOCKHOLDERS WITH A SUPERIOR VALUE OPPORTUNITY AND A SUPERIOR MERGER PARTNER.

     Great Western's Board strongly urges stockholders not to sign any consent card sent by Ahmanson. Please discard Ahmanson's white consent card and MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT REVOCATION CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                Sincerely,

        /s/ JOHN F. MAHER                /s/ JAMES F. MONTGOMERY

        John F. Maher                    James F. Montgomery
        President and Chief              Chairman of the Board
        Executive Officer


            If you have any questions, please call our solicitor:
                       [GEORGESON & COMPANY INC. LOGO]
                         CALL TOLL FREE: 800-223-2064
                 Banks and Brokers call collect: 212-440-9800

                                THIRD SUPPLEMENT
                                     TO THE
                        REVOCATION OF CONSENT STATEMENT
                                       OF
                      GREAT WESTERN FINANCIAL CORPORATION
                               ------------------

                     SOLICITATION OF REVOCATIONS OF CONSENT
                     BY BOARD OF DIRECTORS IN OPPOSITION TO
                            H. F. AHMANSON & COMPANY
                               ------------------

                                 MARCH 27, 1997

     This Third Supplement (this "Third Supplement") to the Revocation of Consent Statement is being furnished by the Board of Directors (the "Board") of Great Western Financial Corporation ("Great Western") to the holders of outstanding shares of Great Western's common stock, par value $1.00 per share ("Common Stock"), in opposition to the solicitation (the "Ahmanson Solicitation") by H. F. Ahmanson & Company ("Ahmanson") of written consents from the stockholders of Great Western. This Third Supplement amends and supplements, to the extent set forth herein, the Revocation of Consent Statement of Great Western, dated March 4, 1997, as supplemented by the Supplement to the Revocation of Consent Statement of Great Western, dated March 6, 1997, and as further supplemented by the Second Supplement to the Revocation of Consent Statement of Great Western, dated March 19, 1997 (collectively, the "Revocation Statement"). Capitalized terms used in this Third Supplement and not otherwise defined in this Third Supplement shall have the respective meanings assigned to such terms in the Revocation Statement. This Third Supplement is first being mailed to Great Western stockholders on or about March 27, 1997.

                              RECENT DEVELOPMENTS

     On March 26, 1997, Great Western announced that, after careful consideration of Ahmanson's request that Great Western provide information to and engage in negotiations or discussions with Ahmanson, the Board had unanimously determined not to authorize such actions. The Board fully appreciates its fiduciary responsibilities to its stockholders and will continue to act in a manner it believes to be best for Great Western and its stockholders. The Board remains strongly committed to Great Western's strategic Merger Agreement with Washington Mutual and is working closely with Washington Mutual's Board of Directors to move forward with the Merger. The Board believes that a combination of Great Western and Washington Mutual will provide Great Western stockholders with a superior value opportunity.

                        THE CONSENT PROCEDURE -- UPDATE

     As previously disclosed, the Board has fixed March 13, 1997 as the Record Date for the Original Ahmanson Proposals. As disclosed in the Second Supplement to the Revocation Statement, Ahmanson withdrew Proposals 1 and 2 of the Original Ahmanson Proposals and commenced a solicitation of consents for two New Ahmanson Proposals (i.e., new Proposals 1 and 2). Under Great Western's By-laws, any stockholder of Great Western seeking to have Great Western's stockholders authorize or take corporate action by written consent must, by written notice to Great Western's Secretary, request that the Board fix a record date. The Board is then required, within ten days after the date on which such request is received, to adopt a resolution fixing the record date. Under Section 213 of the DGCL and Section 11 of Great Western's By-laws, the record date must be within ten days of the date of the resolution fixing the record date. As of March 26, 1997, the last date prior to the printing of this Third Supplement, Great Western has not received a request from Ahmanson to fix a record date with respect to the two New Ahmanson Proposals. See "Recent Developments -- Certain Litigation." Under Section 228 of the DGCL, in order to be effective, consents with respect to the Original Ahmanson Proposals (i.e., Proposals 3, 4 and 5) must be delivered within 60 days of the earliest dated consent. As of March 26, 1997, the last date prior to the printing of this Third Supplement, no consent with
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respect to any of the Original Ahmanson Proposals had been delivered to Great
Western. Assuming that the earliest dated consent with respect to the Original Ahmanson Proposals is dated as of the Record Date (March 13, 1997), then, in accordance with Section 228 of the DGCL, consents with respect to the Original Ahmanson Proposals must be delivered by MAY 12, 1997.

                   RECENT DEVELOPMENTS -- CERTAIN LITIGATION

     On March 21, 1997, Ahmanson filed a Motion for Leave to File a Second Amended and Supplemental Complaint against Great Western and its directors (the "Ahmanson Second Supplemental Complaint") in the Court of Chancery of the State of Delaware. In addition to the allegations made in the Ahmanson Complaint and the Ahmanson Supplemental Complaint, the Ahmanson Second Supplemental Complaint further alleges, among other things, that: (i) Great Western is attempting to impede Ahmanson's solicitation of consents by not recognizing March 13, 1997 as the record date for Ahmanson's solicitation of consents for the New Ahmanson Proposals; and (ii) Great Western has failed to make full disclosure of matters relating to the availability of the pooling-of-interests method of accounting for the Merger with Washington Mutual. Consequently, Ahmanson seeks additional declaratory and injunctive relief compelling Great Western and the individual defendants to, among other things, (i) recognize March 13, 1997 as the record date for Ahmanson's solicitation of consents for the New Ahmanson Proposals; and
(ii) disclose certain information that Ahmanson alleges relates to the availability of pooling-of-interests accounting for the Merger.

     Great Western and its directors intend to vigorously defend the claims in the Ahmanson Second Supplemental Complaint.

                  ADDITIONAL PARTICIPANTS IN THE SOLICITATION

     The information regarding positions in Great Western Securities and Washington Mutual Securities held by Goldman Sachs is amended as follows: As of March 14, 1997, Goldman Sachs held positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 9,669 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 of Washington Mutual's common shares.

                                    *  *  *

     GREAT WESTERN'S BOARD OF DIRECTORS CONTINUES TO OPPOSE ALL OF THE AHMANSON CONSENT PROPOSALS AND URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY AHMANSON.

     EVEN IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED AHMANSON'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE BLUE CONSENT REVOCATION CARD SENT TO YOU BY THE GREAT WESTERN BOARD. IF YOU HAVE NOT ALREADY DONE SO, PLEASE RETURN THE BLUE CONSENT REVOCATION CARD TODAY.

                                    *  *  *

                                                     J. LANCE ERIKSON, SECRETARY

                             ADDITIONAL INFORMATION

     If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Consent Revocation card with respect to your shares and only after receiving your specific instructions. Please contact the person responsible for your account at your brokerage firm, bank nominee or other institution and give instructions to revoke their consent to the Ahmanson Consent Proposals by executing the BLUE consent card today.

     Do not sign any white consent card you may receive from Ahmanson. If you have any questions about giving your revocation of consent or require any assistance, please call:

                       [GEORGESON & COMPANY INC. LOGO]

                              WALL STREET PLAZA
                           NEW YORK, NEW YORK 10005

                        CALL TOLL FREE: (800) 223-2064

                 BANKS & BROKERS CALL COLLECT: (212) 440-9800

    Great Western Financial Corporation ("Great Western") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western and a wholly-owned subsidiary of Washington Mutual, Inc. ("Washington Mutual") pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen
E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B. Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl F. Geuther, Michael M. Pappas,
A. William Schenck III, Ray W. Sims and Jaynie M. Studenmund; and the following other members of management of Great Western: Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows and John A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 605,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

    Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H. F. Ahmanson & Company, for which they received and may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Great Western has agreed to indemnify Goldman Sachs and Merrill Lynch and certain persons related to them against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell securities issued by Great Western and its affiliates ("Great Western Securities") and Washington Mutual and its affiliates ("Washington Mutual Securities") for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts with other derivatives in or relating to Great Western Securities or Washington Mutual Securities. As of March 14, 1997, Goldman Sachs held positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 9,669 of Great Western's common shares;
(ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 of Washington Mutual's common shares. As of March 14, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,800 of Great Western's common shares;
(ii) net "long" of 1,775 shares of Great Western 8.30% preferred stock; and
(iii) net "long" 1,527 of Washington Mutual's common shares.

    Other participants in the solicitation include Washington Mutual and may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr. and James H. Stever); the following executive officers of Washington Mutual: Lee Lannoye, William A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc Kittner and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry
K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual common stock, respectively. The remaining Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities. The Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

    Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells Washington Mutual Securities and Great Western Securities for its own account and for the accounts of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities or option contracts with other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of March 14, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 124 of Washington Mutual's common shares; and (ii) net "short" 3,327 of Great Western's common shares.